                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated November 13, 2007 relating to the consolidated financial statements for each of the three years ended December 31, 2006 and the financial statement schedule of WSP Holdings Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such
Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
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Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People's Republic of China
November 13, 2007